Exhibit 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors: The Ruth Group Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com Media: Jason Rando The Ruth Group (646) 536-7025 jrando@theruthgroup.com

Symmetry Medical to Report Second Quarter 2010 Financial Results on August 5, 2010

Warsaw, Indiana, July 20, 2010 – Symmetry Medical Inc. (NYSE: SMA), a leading independent provider of products to the global orthopaedic device industry and other medical markets, announced today that it will release second quarter 2010 financial results for the period ending July 3, 2010 before the market opens on Thursday, August 5, 2010. Symmetry Medical will host an accompanying conference call at 8:00 a.m. ET on Thursday, August 5, 2010.

A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.symmetrymedical.com. The dial-in numbers are (866) 356-3093 for domestic callers and (617) 597-5381 for international. The reservation number for both is 23553266. After the live Web cast, the call will remain available on Symmetry Medical’s Web site through November 5, 2010. In addition, a telephonic replay of the call will be available until August 19, 2010. The replay numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 34068334.

About Symmetry Medical Inc.
Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopaedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.

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